14/06/02:  DAISYTEK OFFER UPDATE.

ISA INTERNATIONAL PLC ("ISA" OR THE "COMPANY")

NOT FOR RELEASE,  PUBLICATION OR  DISTRIBUTION  IN OR INTO CANADA,  AUSTRALIA OR
JAPAN

RECOMMENDED OFFER ("OFFER") BY ROBERT W. BAIRD LIMITED ("BAIRD") ON BEHALF OF DAISYTEK UK LIMITED ("DAISYTEK UK"), A WHOLLY-OWNED SUBSIDIARY OF DAISYTEK INTERNATIONAL CORPORATION ("DAISYTEK"), TO ACQUIRE ALL THE ISSUED ORDINARY SHARE CAPITAL OF ISA

OFFER DECLARED  WHOLLY  UNCONDITIONAL  CANCELLATION OF ADMISSION OF ISA ORDINARY
SHARES TO AIM NOTICE OF CLOSING OF THE RESTRICTED SHARE OFFER POTENTIAL IMPLICATIONS OF THE PROPOSED REFINANCING OF ISA BOARD CHANGES

1. Result of Offer

On 7 May 2002, Daisytek UK announced the terms of a recommended Offer to acquire all of the issued and to be issued ordinary share capital of ISA.

The Board of Daisytek UK is pleased to announce that the Offer has been declared unconditional in all respects, all conditions having been satisfied or waived.


2. Acceptance level and Daisytek's holding of ISA Ordinary Shares

Daisytek UK announces that as at 3.00 p.m. on 13 June 2002, the first closing date of the Offer, valid acceptances under the Offer had been received in respect of 45,506,436 ISA Ordinary Shares, representing approximately 77.4 per cent. of the issued ordinary share capital of ISA.

These include acceptances in respect of 33,226,866 ISA Ordinary Shares (representing approximately 56.5 per cent. of the existing issued ordinary share capital of ISA) which were the subject of irrevocable undertakings to accept the Offer.

Valid acceptances for the Cash Offer have been received in respect of 30,944,139 ISA Ordinary Shares, representing approximately 52.6 per cent. of the issued ordinary share capital of ISA. Valid acceptances for the Restricted Share Offer have been received in respect of 14,562,297 ISA Ordinary Shares, representing approximately 24.8 per cent. of the issued ordinary share capital of ISA.

In addition, Daisytek UK has acquired a total of 4,658,438 ISA Ordinary Shares through market purchases of which 4,651,748 ISA Ordinary Shares representing approximately 7.9 per cent. of the existing issued ordinary share capital of ISA are now registered in the name of Daisytek UK.

Accordingly, as at 3.00 p.m. on 13 June 2002, Daisytek UK owned legally and beneficially or had received valid acceptances in respect of 50,158,184 ISA Ordinary Shares, representing approximately 85.3 per cent. of the ISA Ordinary Shares to which the Offer relates.


Settlement of the consideration due to accepting ISA Shareholders will be dispatched by no later than 27 June 2002 in respect of ISA Ordinary Shares for which valid acceptances of the Offer were received on or before 3.00 p.m. on 13 June 2002. Settlement of consideration in respect of acceptances received after 13 June 2002 will be dispatched within 14 days after the receipt of further acceptances which are valid in all respects.

As at the close of business on 22 May 2002, the latest practicable date prior to the posting of the offer document dated 23 May 2002 (the "Offer Document"), persons acting in concert with Daisytek UK owned 252,450 ISA Ordinary Shares.

Save as stated in this announcement and as disclosed in the Offer Document, neither Daisytek UK, nor any person acting or deemed to be acting in concert with Daisytek UK for the purpose of the Offer held any ISA Ordinary Shares (or rights over such shares) prior to the commencement of the Offer Period and none of the above have acquired or agreed to acquire any such ISA Ordinary Shares (or rights over such shares) since such date. No acceptances have been received from any persons acting or deemed to be acting in concert with Daisytek UK for the purpose of the Offer.

3. Cancellation of ISA's admission to trading on AIM

As stated in the Offer Document, it is Daisytek UK's intention to procure that ISA applies to the London Stock Exchange for cancellation of the admission of ISA Ordinary Shares to trading on the Alternative Investment Market. It is anticipated that the cancellation will take effect on 12 July 2002, being the date 20 business days from the date of this announcement.

4. Expiry of the Restricted Share Offer

The Restricted Share Offer will remain open until 3.00 p.m. on 27 June 2002 and will then be closed without further notice. ISA Shareholders wishing to elect for the Restricted Share Offer therefore need to ensure their acceptances are received prior to this time.

5. Implications of the proposed refinancing of ISA

In the event that Daisytek UK does not receive acceptances which together with the ISA Ordinary Shares owned by Daisytek UK exceed 90 per cent. of the ISA Ordinary Shares to which the Offer relates, Daisytek UK intends to proceed to refinance ISA by subscribing (subject to shareholder clawback) for a share issue at a price not to exceed one pence per ISA Ordinary Share. The share issue, if made, will be highly dilutive to the remaining ISA Shareholders who do not take up their rights.

6. Closing of the Offer


The Cash Offer will remain open until further notice.

Once acceptances under the Offer and ISA Ordinary Shares otherwise owned legally and beneficially by Daisytek UK represent more than 90 per cent. of the ISA Ordinary Shares to which the Offer relates, Daisytek UK intends to give notice at that time of its intention to close the Cash Offer. Daisytek UK will give at least 14 days notice in writing, before the Offer is closed, to those shareholders who have not accepted ISA Shareholders who have not yet accepted the Offer and who wish to do so should dispatch their Form of Acceptance as soon as possible. The procedure for acceptance of the Offer is set out on pages 22 to 24 of the Offer Document and on the Form of Acceptance.

7. Board Changes

Daisytek UK is appointing, with effect from 14 June 2002, the following individuals to the Board of ISA:


James R. Powell                Director, President and Chief Executive Officer
                               of Daisytek and a director of Daisytek UK

John D. Kearney                Director and Executive Vice President, Corporate
                               Development of Daisytek and a director of Daisytek UK

Ralph Mitchell                 Executive Vice President, Finance and Chief
                               Financial Officer of Daisytek Separate
                               announcements will be made regarding these appointments.

Enquiries:

Baird                          +44 (0) 20 7488 1212

Nicholas Sealy
David Silver

The Daisytek Directors and the directors of Daisytek UK accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the Daisytek Directors and the directors of Daisytek UK (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Terms defined in the Offer Document dated 23 May 2002 shall have the same meanings in this announcement unless the context otherwise requires.

Baird, which is regulated in the UK by the Financial Services Authority, is acting exclusively for Daisytek and Daisytek UK and no one else in connection with the Offer and will not be responsible to anyone other than Daisytek and Daisytek UK for providing the protections afforded to customers of Baird nor for providing advice in relation to the Offer or any other matter referred to in this announcement.

The availability of the Offer to persons outside of the United Kingdom may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. The Offer is not being made, directly or indirectly, in or into or by use of the mail or by any means or instrumentality (including, without limitation, telephonically or electronically) of inter-state or foreign commerce of or any facilities of a national securities exchange of Canada, Australia or Japan. Accordingly, copies of this announcement, the Offer Document, the Form of Acceptance and any related documents are not being, and must not be mailed or otherwise distributed or sent in or into or from Canada, Australia or Japan and doing so may invalidate any purported acceptance of the Offer.


US shareholders of ISA should note that the Offer is made for the securities of a non-US company. The Offer is subject to the disclosure requirements of a country that are different from those of the United States. The financial information relating to ISA included in the Offer Document was prepared in accordance with accounting standards that may not be comparable to the financial statements of US companies.

US shareholders of ISA should be aware that Daisytek UK may purchase shares in ISA otherwise than under the Offer, such as in the open market or through privately negotiated purchases.

The shares of New Daisytek Restricted Common Stock offered in connection with the Offer have not been registered under the United States Securities Act, or any applicable United States state securities or foreign securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws and upon delivery to Daisytek of a legal opinion that registration is not required, and the shares of New Daisytek Restricted Common Stock offered in connection with the Offer will bear a legend to that effect. The Offer is being made in reliance upon an exemption from registration under Rule 802 of the Securities Act. ISA Shareholders who accept the Restricted Share Offer should be aware that they may be required to bear the financial risks of their investment in shares of New Daisytek Restricted Common Stock for an indefinite period of time.

The shares of New Daisytek Restricted Common Stock offered in connection with the Offer have not been recommended or approved by the United States Securities and Exchange Commission or any other United States federal or state or foreign securities commission or regulatory authority. Furthermore, the foregoing authorities have not passed upon the accuracy or determined the adequacy of the Offer Document or this announcement. Any representation to the contrary is a criminal offence.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities.

This announcement, which is the sole responsibility of Daisytek and Daisytek UK, has been approved by Baird solely for the purposes of section 21 of the Financial Services and Markets Act 2000.


If you are in any doubt about the Offer or the action that you should take, you are recommended to seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000.

END